UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2010
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-0572512 (I.R.S. Employer Identification No.)

200 Renaissance Center
P.O. Box 200  Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 29, 2010, each of Ally Financial Inc. (“Ally”), IB Finance Holding Company, LLC (“IB Finance”) (Ally and IB Finance are collectively, the “Holding Companies”), Ally Bank and the Federal Deposit Insurance Corporation (the “FDIC”) entered into a Capital and Liquidity Maintenance Agreement (the “CLMA”), which supersedes the original capital and liquidity maintenance agreement dated July 21, 2008. The effective date of the CLMA is August 24, 2010.

The CLMA requires capital at Ally Bank to be maintained at a level such that Ally Bank’s tier 1 leverage ratio is at least 15%, as calculated under 12 C.F.R. Section 325.2(m), or any successor regulation, which is consistent with capital requirements currently applicable to Ally Bank and thus does not impose any additional capital requirements. Any capital contributions made by the Holding Companies to Ally Bank must be in the form of cash, short-term U.S. Treasury securities, or other assets acceptable to the FDIC.

The CLMA further requires that the Holding Companies maintain Ally Bank’s liquidity at such levels that the FDIC deems appropriate to permit Ally Bank to meet its short and long-term liquidity needs. In support of this, Ally is required to maintain its existing $3 billion unsecured revolving line of credit in favor of Ally Bank, which was required under the original capital and liquidity maintenance agreement entered into in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC. (Registrant)

Dated: November 4, 2010	/s/ David J. DeBrunner David J. DeBrunner Vice President, Chief Accounting Officer and Controller